ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.'s 33-77600, 33-76090, 33-36968, 33-88706,
333-32795, 333-50689 and 333-57933.

                                                /s/ Arthur Andersen LLP

Phoenix, Arizona
 March 10, 1999.